UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

Processa Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Rules 14a-6(i)(1) and 0-11.

7380 Coca Cola Drive, Suite 106

Hanover, MD 21076

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 14, 2023

NOTICE HEREBY IS GIVEN that a Special Meeting of Stockholders of Processa Pharmaceuticals, Inc. will be held at 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076, on November 14, 2023, beginning at 1:00 pm, Eastern Time for the following purposes:

1.	Proposal 1 - To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, to effect a reverse stock split of the Company’s outstanding common stock, $0.0001 par value per share, at a ratio of not less than 1-for-5 and not more than 1-for-30, such ratio to be determined in the sole discretion of the Company’s Board of Directors, without a corresponding reduction in the Company’s authorized shares, and to be effective upon a date determined by the Board of Directors no later than March 18, 2024 (the “Reverse Stock Split Proposal”).

2.	Proposal 2 - To approve adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the Reverse Stock Split Proposal or to establish a quorum (the “Adjournment Proposal”).

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Special Meeting. If any other matters should be properly presented at the Special Meeting or any adjournments or postponements of the Special Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.

The Board of Directors unanimously recommends a vote “For” both the Reverse Stock Split Proposal and the Adjournment Proposal.

Information relating to the above Proposals is set forth in the attached Proxy Statement. Only stockholders of record at the close of business on September 25, 2023 (the “Record Date”) are entitled to receive notice of and to vote at the Special Meeting and any adjournments thereof.

We hope you will be able to attend the meeting, but in any event, we would appreciate your submitting your proxy as promptly as possible. You may vote by Internet as instructed in the Notice of Internet Availability of Proxy Materials and in the accompanying proxy. If you received a copy of the proxy card by mail, you may also submit your vote by mail. We encourage you to vote by Internet. These methods are convenient and save the Company significant postage and processing charges. If you attend the meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors,

/s/ George Ng
Chief Executive Officer
Hanover, Maryland

7380 Coca Cola Drive, Suite 106

Hanover, MD 21076

PROXY STATEMENT

Special Meeting of Stockholders

to be held on November 14, 2023

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Processa Pharmaceuticals, Inc., a Delaware corporation (“Processa,” the “Company,” “we,” “our” or “us”), for use at the 2023 Special Meeting of Stockholders (the “Special Meeting”) to be held at our corporate office located at 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076 on November 14, 2023, beginning at 1:00 p.m., Eastern Time, and at any postponements or adjournments thereof. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about October 5, 2023.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON NOVEMBER 14, 2023

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow us to deliver proxy materials to our stockholders via the Internet. Under these rules, we are sending our stockholders a notice regarding the Internet availability of proxy materials instead of a full printed set of proxy materials. Our stockholders will not receive printed copies of the proxy materials unless specifically requested. On or about October 5, 2023, we will mail to our stockholders who have not previously requested to receive materials by mail or e-mail a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access this proxy statement and our annual report online and how you may submit your proxy by Internet. If you received this notice by mail, you will not automatically receive a printed copy of our proxy materials unless you follow the instructions therein for requesting these materials. For directions to the Special Meeting, please contact our Chief Administrative Officer, Wendy Guy at wguy@processapharmaceuticals.com.

Purpose of the Special Meeting

The Board of Directors is soliciting your proxy for use at our Special Meeting because you owned shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the close of business on September 25, 2023 (the “Record Date”), and, therefore, are entitled to vote at the Special Meeting on the following proposals:

1.	Proposal 1 - To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, to effect a reverse stock split of the Company’s outstanding common stock, $0.0001 par value per share, at a ratio of not less than 1-for-5 and not more than 1-for-30, such ratio to be determined in the sole discretion of the Company’s Board of Directors, without a corresponding reduction in the Company’s authorized shares, and to be effective upon a date determined by the Board of Directors no later than March 18, 2024 (the “Reverse Stock Split Proposal”);

2.	To approve adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of Reverse Stock Split Proposal or to establish a quorum (the “Adjournment Proposal”).

Questions and Answers about this Proxy Material and the Special Meeting

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the Special Meeting. You are receiving a proxy statement because you owned shares of our common stock on September 25, 2023, our Record Date, and that entitles you to vote at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision. The Special Meeting will be held at our corporate headquarters, located at 7380 Coca Cola Drive Suite 106, Hanover, MD 21076.

What is “householding” and how does it impact me?

With regard to the delivery of Proxy Statements, under certain circumstances the SEC permits a single set of these documents or, where applicable, one Notice, to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces delivery and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of our stockholders whose shares are registered in the name of the bank, broker or other firm. As a result, unless the stockholders receiving the notice gave contrary instructions, only one Annual Report and/or Proxy Statement, as applicable, will be delivered to an address at which two (2) or more stockholders reside. If any stockholder residing at the address wishes to receive a separate Proxy Statement or Annual Report, as applicable, for the Special Meeting or for future stockholder meetings, the stockholder should contact his or her bank, broker, or other firm in whose name the shares are registered or contact us directly. Direct your request by mail to Processa Pharmaceuticals, Inc., Attention: Corporate Secretary, 7380 Coca Cola Drive Suite 106, Hanover, MD 21076 or by telephone at 443-776-3133. Similarly, a stockholder may use any of these methods if the stockholder is receiving multiple copies of a Proxy Statement or Annual Report and would prefer to receive a single copy in the future.

What information is contained in this proxy statement?

This proxy statement includes information related to the proposals to be voted on at the Special Meeting and the voting process.

What am I voting on?

You are being asked to vote on the following matters:

1.	Proposal 1 - To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, to effect a reverse stock split of the Company’s outstanding common stock, $0.0001 par value per share, at a ratio of not less than 1-for-5 and not more than 1-for-30, such ratio to be determined in the sole discretion of the Company’s Board of Directors, without a corresponding reduction in the Company’s authorized shares, and to be effective upon a date determined by the Board of Directors no later than March 18, 2024; and

2.	To approve adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal or establish a quorum.

Who is entitled to vote at the meeting?

Only holders of our common stock as of the close of business on the Record Date will receive notice of, and be eligible to vote at, the Special Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, we had outstanding and entitled to vote 24,606,474 shares of common stock.

How many votes do I have?

Each outstanding share of our common stock you owned as of the Record Date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the Record Date or who are invited guests of the Company, as determined by the Chairman of the Board or the executive officers of the Company, may attend and be admitted to the Special Meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of common stock of the Company as of the Record Date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, physically or by proxy, of the holders of a majority of all the outstanding shares of our common stock entitled to vote at the Special Meeting must be present before any action can be taken by the stockholders at the Special Meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote my shares?

You may either vote “For”, “Against” or “Abstain” from voting on both the Reverse Stock Split Proposal and the Adjournment Proposal.

If you are a stockholder on the Record Date (that is, you own your shares in your own name with our transfer agent and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you can vote at the meeting or by proxy. If you hold your shares beneficially in “street name” through a broker or nominee, you may be able to authorize your proxy by Internet as well as by mail, but you will need to obtain and follow instructions from your broker or nominee to vote these shares.

We urge you to vote by proxy even if you plan to attend the Special Meeting so that we will know as soon as possible that enough votes will be present for us to hold the Special Meeting. If you attend the Special Meeting, you may vote at the Special Meeting and your proxy will not be counted. Our Board of Directors has designated George Ng and Wendy Guy, and each or any of them or their designees, as proxies to vote the shares of common stock solicited on its behalf. You can vote by proxy by any of the following methods.

Voting by Internet. If you are a stockholder on the Record Date, you may vote by proxy by Internet. Proxies submitted through the internet must be received by 11:59 p.m. EDT on November 13, 2023. Please see the Notice of Internet Availability of Proxy Materials or Proxy Card for instructions on how to vote by Internet.

Voting by Proxy Card. Each stockholder electing to receive stockholder materials by mail may vote by proxy using the accompanying Proxy Card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the Proxy Card.

Can I change my vote?

Yes. If you are a stockholder on the Record Date you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the Corporate Secretary or mailing a proxy bearing a later date, submitting your proxy again over the internet or by attending the Special Meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trust, bank or other nominee or, if you have obtained a legal proxy from your broker, trust, bank or other nominee giving you the right to vote your shares, by attending the Special Meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What happens if I do not vote?

If you are a stockholder on the Record Date and do not vote by completing your proxy card, through the internet or at the meeting, your shares will not be voted. If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, brokers and nominees can use their discretion to vote “uninstructed” shares. Accordingly, your broker or nominee may vote your shares for both the Reverse Stock Split Proposal and Adjournment Proposal even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” both Reverse Stock Split Proposal and Adjournment Proposal. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by applicable stock exchange rules to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Both the Reverse Stock Split Proposal and Adjournment Proposal are considered routine.

How is the Company soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal	Voting Options	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Reverse Stock Split Proposal - to approve an amendment to the Certificate of Incorporation to effect a reverse stock split of our issued common stock, at the discretion of the Board	For, Against, or Abstain	The majority of votes cast on the proposal at the Special Meeting	No effect	Broker non-votes are not counted as votes cast and therefore have no effect on the proposal.

Adjournment Proposal - to approve adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the Reverse Stock Split Proposal or establish a quorum.	For, Against, or Abstain	The majority of votes cast on the proposal at the Special Meeting	No effect	Broker non-votes are not counted as votes cast and therefore have no effect on the proposal.

Other than the items in the proxy statement, what other items of business will be addressed at the Special Meeting?

The Board and management do not intend to present any matters at this time at the Special Meeting other than those outlined in the notice of the Special Meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

If I previously signed up to receive stockholder materials by mail and wish to access these materials via the internet or electronic delivery in the future, what should I do?

If you have previously signed up to receive stockholder materials, including proxy statements, by mail, you may choose to receive these materials by accessing the internet or via electronic delivery in the future. You can help us achieve a substantial reduction in our printing and mailing costs by choosing to receive stockholder materials by means other than the mail. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the internet or via electronic delivery by visiting the following website: https://www.cstproxy.com/processapharmaceuticals/sm2023.

Your election to receive your proxy materials by accessing the internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or by calling or sending a written request addressed to:

Processa Pharmaceuticals, Inc.

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

(443) 776-3133

Attention: Wendy Guy

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

Where can I find the voting results of the special meeting?

We will announce the preliminary voting results at the special meeting and release the final results in a Form 8-K within four business days following the special meeting.

PROPOSAL NO. 1

APPROVE AND ADOPT AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, AT THE DISCRETION OF THE BOARD

We are seeking stockholder approval to grant the Board discretionary authority to amend our Fourth Amended and Restated Certificate of Incorporation (such amendment as shown in Appendix A) to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.0001 per share, such split to combine a number of outstanding shares of common stock at a ratio of not less than five (5) shares and not more than 30 shares, into one share of common stock at any time prior to March 18, 2024.

The amendment will not change the number of authorized shares of common stock, the terms of our common stock or the relative voting power of our stockholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our common stock will materially increase and will be available for reissuance by the Company. The Reverse Stock Split, if effected, would affect all of our holders of common stock uniformly.

The Board unanimously approved and recommended seeking stockholder approval of this Proposal on September 18, 2023.

Even if the stockholders approve the Reverse Stock Split Proposal, we reserve the right not to effect the Reverse Stock Split if the Board does not deem it to be in the best interests of our stockholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our stockholders. If this Reverse Stock Split Proposal is approved by the shareholders, the Board will have the authority, in its sole discretion, without further action by the shareholders, to effect the Reverse Stock Split. If the Reverse Stock Split is not implemented by the Board before March 18, 2024, the Reverse Stock Split Proposal will be deemed abandoned, without any further effect. In that case, the Board may again seek stockholder approval at a future date for a Reverse Stock Split if it deems a Reverse Stock Split to be advisable at that time.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our common stock, compliance with the listing requirements of the NASDAQ Stock Market, or Nasdaq, and the likely effect of such results on the market price of our common stock.

The Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e−3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the reverse stock split will produce or maintain the desired results. See “Certain Risks Associated with a Reverse Stock Split.” However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to effect a reverse stock split.

Certain of our officers and directors have an interest in this Reverse Stock Split as a result of their ownership of shares of stock of the Company, as discussed in further detail in the section entitled “Beneficial Ownership of Common Stock” set forth below.

Reasons for the Amendment

The primary purpose for effecting the Reverse Stock Split, should the Board choose to effect one, would be to increase the per share trading price of our common stock. The Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split would, among other things, help us to:

●	Meet certain listing requirements and maintain our listing on Nasdaq;
●	Appeal to a broader range of investors to generate greater investor interest in the Company; and
●	Improve the perception of our common stock as an investment security.

Nasdaq Listing Requirements

The last reported sale price of our common stock on Nasdaq reported on September 22, 2023 was $0.2996 per share. On March 22, 2023, we received notice from the Listing Qualifications Staff of Nasdaq indicating that, based upon the closing bid price of our common stock for the prior 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq as set forth in Nasdaq Listing Rule 5550(a)(2). The notification provided us with an initial compliance period of 180 calendar days, or until September 18, 2023 to regain compliance. To regain compliance, the closing bid price of our common stock must be at least $1.00 or higher for a minimum of ten consecutive business days, and in such case, Nasdaq will provide us with written confirmation of compliance. We were unable to regain compliance with the minimum bid price requirement by September 18, 2023. The Nasdaq Listing Qualifications Staff has since extended the date by which we must be in compliance until March 18, 2024, and it is the Board’s intent to implement a reverse stock split prior to such date if necessary to regain compliance. If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, we may be subject to delisting. If Nasdaq decides to delist our common stock, we will have the right to appeal to the Nasdaq Hearings Panel.

If our stockholders do not approve the Reverse Stock Split Proposal, the Company may be delisted from Nasdaq due to our failure to maintain a minimum bid price for our common stock of $1.00 per share as required by Nasdaq. Reducing the number of our issued and outstanding shares of common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that, following the Reverse Stock Split, our minimum bid price would remain over the minimum bid price requirement of Nasdaq.

The Board has considered the potential harm to the Company and its stockholders should our common stock be delisted from Nasdaq. If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital. The Board believes that the Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from Nasdaq by producing the immediate effect of increasing the bid price of our common stock.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company

An increase in our stock price may make our common stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our common stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect a Reverse Stock Split, and thereby increase the price of our common stock, would give the Board the ability to address these issues if it is deemed necessary.

Improve the Perception of Our Common Stock as an Investment Security

We believe that our stock price is undervalued and does not truly reflect the value of our Company due to the lack of visibility. Our Board unanimously approved the discretionary authority to effect a Reverse Stock Split as one potential means of increasing the share price of our common stock to improve the perception of our common stock as a viable investment security including in connection with potential acquisition transactions. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our common stock, but also our market liquidity. In addition, a low stock price may be perceived negatively by vendors, suppliers, and other business partners.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether and when to effect the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of this proposal, the Board may consider factors such as:

●	the historical trading price and trading volume of the common stock;

●	the then-prevailing trading price and trading volume of the common stock and the expected impact of the Reverse Stock Split on the trading market for the common stock in the short- and long-term;

●	the continued listing requirements for the common stock on Nasdaq or other applicable exchange and our ability to maintain the listing of our common stock on Nasdaq;

●	actual and forecasted results of operations, and the likely effect of these results on the market price of common stock;

●	the projected impact of the Reverse Stock Split ratio on trading liquidity in the common stock;

●	the number of shares of common stock outstanding and the potential devaluation of our market capitalization as a result of the Reverse Stock Split; and

●	prevailing general market, industry and economic conditions.

The Board reserves the right to elect to abandon the Reverse Stock Split, notwithstanding stockholder approval thereof, if our Board determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. In making such determination, our Board will take into account certain factors including the expected trading prices for our common stock, actual or forecasted results of operations and the likely effect of such results on the market price of our common stock, as well as the factors described above.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase the price of our common stock.

We expect that the Reverse Stock Split will increase the market price of our common stock. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly because investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower-priced securities. In addition, we cannot assure you that our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.

The Reverse Stock Split may decrease the liquidity of our common stock because fewer shares would be issued and outstanding after the Reverse Stock Split. In addition, if the Board implements the Reverse Stock Split, more stockholders may own “odd lots” of fewer than 100 shares of common stock, which may be more difficult to sell. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares or multiples of 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of the common stock as described above.

We may not satisfy the Nasdaq continued listing requirements following the Reverse Stock Split.

We cannot assure you that we will be able to regain compliance with the Nasdaq Listing Rules. Even if the Reverse Stock Split is approved and effected, we may not be able to satisfy other continued Nasdaq listing criteria, such as the minimum stockholders’ equity or minimum market value of shares. Our failure to comply with Nasdaq continued listing standards would result in our common stock being delisted from Nasdaq. We and holders of our securities could be materially adversely impacted if our securities are delisted from Nasdaq. In particular:

●	we may be unable to raise equity capital on acceptable terms or at all;
●	we may lose the confidence of our business partners, which would jeopardize our ability to continue our business as currently conducted;
●	the price of our common stock will likely decrease as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws;
●	holders may be unable to sell or purchase our securities when they wish to do so;
●	we may become subject to stockholder litigation;
●	we may lose the interest of institutional investors in our common stock;
●	we may lose media and analyst coverage;
●	our common stock could be considered a “penny stock,” which would likely limit the level of trading activity in the secondary market for our common stock; and
●	we would likely lose any active trading market for our common stock, as it may only be traded on one of the over-the-counter markets, if at all.

If the Reverse Stock Split is approved and effected, the resulting per-share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after the Reverse Stock Split is approved and effected may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split.

If the Reverse Stock Split is approved and effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

Principal Effects of a Reverse Stock Split

If our stockholders approve this Reverse Stock Split Proposal and the Board elects to effect a Reverse Stock Split, our issued and outstanding shares of common stock would decrease at a rate of approximately one share of common stock for every five (5) shares to thirty (30) shares of common stock currently outstanding depending on the amount of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all of our common stock, and the exchange ratio would be the same for all shares of common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company. The Reverse Stock Split would not affect the relative voting or other rights that accompany the shares of our common stock. Common stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Exchange Act. We have no current plans to take the Company private. Accordingly, the Reverse Stock Split is not related to a strategy to do so.

In addition to the change in the number of shares of common stock, a Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale. A Reverse Stock Split would also have the following effects:

Increase the Per Share Price of our Common Stock

By effectively condensing a number of pre-split shares into one share of common stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. If appropriate circumstances exist, the Board may utilize the Reverse Stock Split as part of its plan to maintain the required minimum per share price of the common stock under the Nasdaq listing standards noted above.

Increase in the Number of Shares of Common Stock Available for Future Issuance

By reducing the number of shares outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Company may also use authorized shares in connection with the financing of future mergers or acquisitions.

The following table contains approximate information relating to our common stock, based on share information as of September 1, 2023, and not taking into account any adjustments related to fractional shares as further described below:

	Current	After Reverse Stock Split if 1:5 Ratio is Selected	After Reverse Stock Split if 1:30 Ratio is Selected
Authorized common stock	100,000,000	100,000,000	100,000,000
Common stock issued	24,706,474	4,941,295	823,550
Common stock outstanding	24,606,474	4,921,295	820,216
Common stock authorized but unissued	75,293,526	95,058,705	99,176,450

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, a reverse stock split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving our Board an effective increase in the authorized shares available for issuance, in its discretion. Our Board from time to time may deem it to be in the best interests of the Company and our stockholders to enter into transactions and other ventures that may include the issuance of shares of our common stock. If our Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split described above, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected. Many stock issuances not involving equity compensation do not require stockholder approval, and our Board generally seeks approval of our stockholders in connection with a proposed issuance only if required at that time.

Required Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock

A Reverse Stock Split would effect a reduction in the number of shares of common stock issuable upon the exercise or conversion of our outstanding stock options or warrants in proportion to the Reverse Stock Split ratio. Additionally, the exercise price of outstanding options or warrants would increase, likewise in proportion to the reverse stock split ratio.

Require Adjustments to Number of Shares of Common Stock Available for Future Issuance under our Incentive Plan

In connection with any Reverse Stock Split, our Board would also make a corresponding reduction in the number of shares available with respect to shares available for grant granted under our equity incentive plans so as to avoid the effect of increasing the value of options and shares previously granted.

Authorized Shares of Common Stock

The Reverse Stock Split, if effected, will not change the number of authorized shares of common stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, mergers or acquisitions, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its stockholders. The Board believes the increase in available shares for future issuance is appropriate to fund the future operations of the Company. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities or to make acquisitions using its common stock. As a result, the Company’s current number of authorized shares of common stock may enable the Company to better meet its future business needs.

We believe that the current amount of authorized common stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The Board will also have the ability to issue additional shares of stock without further vote of the stockholders of the Company, except as provided under the Delaware General Corporation Law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Procedure for Effecting Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, our Board, in its sole discretion, will determine whether such an action is in the best interests of the Company and our stockholders, taking into consideration the factors discussed above. If our Board believes that the Reverse Stock Split is in our best interests and the best interest of our stockholders, our Board will then implement the Reverse Stock Split.

Upon approval of the Reverse Stock Split, we would then file a certificate of amendment to our Fourth Amended and Restated Certificate of Incorporation with the Secretary of the State of Delaware at such time as our Board determines is the appropriate effective time to effect the Reverse Stock Split. The certificate of amendment would add a new provision providing that holders of our common stock immediately prior to the filing of the amendment will receive one share of common stock for each number of shares as determined by the Board. A copy of the proposed amendment is attached to this proxy statement as Appendix A and is considered a part of this proxy statement. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our stockholders, the issued shares of common stock held by stockholders of record as of the effective date of the Reverse Stock Split would be converted into a lesser number of shares of common stock calculated in accordance with the Reverse Stock Split ratio of not less than one-for-five (1:5) or not more than one-for-thirty (1:30), as selected by our Board and set forth in the certificate of amendment.

For example, if a stockholder presently holds 100 shares of our common stock, he or she would hold 20 shares of common stock following a one-for-five reverse stock split, or 4 shares of common stock following a one-for-thirty reverse stock split, in each case of fractional share will be rounded up to the nearest whole number, as described below under “Fractional Shares.” Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the Reverse Stock Split, stockholders would be notified that the Reverse Stock Split had been effected.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

Upon the Reverse Stock Split, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent’s Books and Records)

Registered holders of common stock who hold some or all of their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer & Trust Company, LLC, do not need to take any action to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares (including fractional shares) of common stock held following the Reverse Stock Split.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio of the Reverse Stock Split, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of shares rounded up to the nearest whole number and, accordingly, no money will be paid for a fractional share.

Accounting Matters

The par value of our common stock would remain unchanged at $0.0001 per share, if a Reverse Stock Split is effected.

The Company’s stockholders’ equity in its consolidated balance sheet would not change in total. However, the Company’s stated capital (i.e., $0.0001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of common stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of stockholders’ equity.

Additionally, net income or loss per share for all periods would increase proportionately as a result of a Reverse Stock Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of a Reverse Stock Split.

Potential Anti-Takeover Effect

Even though a potential Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and our stockholders.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to a reverse stock split, and we will not independently provide stockholders with any such right.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the reverse stock split to holders of our Common Stock and to the Company. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary Treasury Regulations promulgated thereunder, Internal Revenue Service (“IRS”) rulings, administrative pronouncements and judicial decisions in effect as of the date of this Information Statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The summary does not address all aspects of federal income taxation that may apply to a stockholder as a result of the Reverse Stock Split and is included for general information only. In addition, the summary does not address any state, local or non-U.S. income or other tax consequences of the Reverse Stock Split.

The summary does not address tax consequences to stockholders that are subject to special tax rules, including, without limitation, banks, insurance companies, regulated investment companies, personal holding companies, non-U.S. entities, nonresident alien individuals, broker-dealers, S corporations, entities treated as partnerships or partners of such partnerships, persons who acquired our Common Stock pursuant to the exercise of compensatory stock options, estates, trusts and tax-exempt entities. The summary further assumes that stockholders have held our Common Stock subject to the Reverse Stock Split as a capital asset within the meaning of Section 1221 of the Code and will continue to hold such common stock as a capital asset following the Reverse Stock Split. No ruling from the IRS or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

THE FOLLOWING DISCUSSION IS BASED ON CURRENT LAW AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES. THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE.

We believe that the Reverse Stock Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split Common Stock for shares of post-split Common Stock. The post-split Common Stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split Common Stock held by that stockholder immediately prior to the Reverse Stock Split. Similarly, a stockholder’s holding period for the post-split Common Stock will be the same as the holding period for the pre-split Common Stock exchanged therefor.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding alternative characterizations of the Reverse Stock Split for federal income tax purposes.

THE COMPANY’S VIEW REGARDING THE TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT IS NOT BINDING ON THE IRS OR THE COURTS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISORS REGARDING ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Stock Split Proposal except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the certificate of amendment to our Fourth Amended and Restated Certificate of Incorporation, even if the authority to effect a Reverse Stock Split has been approved by our stockholders. By voting in favor of a Reverse Stock Split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, a Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 2

ADJOURNMENT OF THE SPECIAL MEETING OF STOCKHOLDERS, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF THE REVERSE STOCK SPLIT PROPOSAL OR TO ESTABLISH A QUORUM

If we fail to receive a sufficient number of votes to approve the Reverse Stock Split Proposal or to establish a quorum, we may propose to adjourn the Special Meeting, if the Board of Directors determines it to be necessary or appropriate for the purpose of soliciting additional proxies to approve the Reverse Stock Split Proposal. We currently do not intend to propose adjournment of the Special Meeting if there are sufficient votes in favor of the Reverse Stock Split Proposal. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Reverse Stock Split Proposal, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board of Directors) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders under Delaware law, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING (THE ADJOURNMENT PROPOSAL), IF THE BOARD DETERMINES IT TO BE NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES, IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE REVERSE STOCK SPLIT PROPOSAL.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock at September 1, 2023 for:

●	Each of our directors;
●	Each of our named executive officers;
●	All of our current directors and executive officers as a group; and
●	Each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

The number of shares of our common stock beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of September 1, 2023, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 24,606,474 shares of our common stock outstanding (including 50,000 issued but unvested shares of restricted stock) as of September 1, 2023. Shares of our common stock that a person has the right to acquire within 60 days of September 1, 2023, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

	Shares beneficially owned
	Shares	Percent
Name and address of beneficial owner (1)
Officers and Directors

Sian Bigora (2), (12)	900,402	3.6%
Wendy Guy (3), (12)	706,920	2.8%
Patrick Lin (4)	803,318	3.2%
George Ng	-	-
James Stanker (5)	470,088	1.9%
David Young (6), (12), (13)	2,068,462	8.3%
Khoso Baluch (7)	27,955	*
James Neal (8)	14,407	*
Geraldine Pannu (9)	53,113	*
Virgil Thompson (10)	142,610	*
Justin Yorke (11)	578,687	2.4%

Total for all Officers and Directors	5,765,962	22.2%

Other Stockholder:
CorLyst, LLC (12), (13)	1,129,331	4.6%
Yuhan Corporation and affiliates	1,250,000	5.1%

* represents less than 1%

(1) Unless otherwise indicated, the address for each beneficial owner listed is c/o Processa Pharmaceuticals, Inc., 7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076.

(2) Consists of (i) 403,019 shares of common stock held directly by Dr. Bigora; (ii) 133,353 shares held by CorLyst; (iii) restricted stock units representing 347,507 shares of common stock issuable within 60 days of September 1, 2023; and (iv) stock options for the purchase of 16,523 shares of common stock exercisable within 60 days of September 1, 2023.

(3) Consists of (i) 187,746 shares of common stock held directly by Ms. Guy; (ii) 166,691 shares held by CorLyst; (iii) restricted stock units representing 335,960 shares of common stock issuable within 60 days of September 1, 2023; and (iv) stock options for the purchase of 16,523 shares of common stock exercisable within 60 days of September 1, 2023.

(4) Consists of (i) 450,835 shares of common stock held directly by Mr. Lin; (ii) restricted stock units representing 335,960 shares of common stock issuable within 60 days of September 1, 2023; and (iii) stock options for the purchase of 16,523 shares of common stock exercisable within 60 days of September 1, 2023.

(5) Consists of (i) 61,750 shares of common stock held directly by Mr. Stanker; (ii) restricted stock units representing 344,043 shares of common stock issuable within 60 days of September 1, 2023; and (iii) stock options for the purchase of 64,295 shares of common stock exercisable within 60 days of September 1, 2023.

(6) Consists of (i) 470,424 shares of common stock held directly by Dr. Young; (ii) 376,980 shares held by family entities; (iii) 829,287 shares held by CorLyst, LLC (“CorLyst”) (458,400 shares held on behalf of entities controlled by Dr. Young and 370,887 shares held on behalf of other stockholders); and (iv) restricted stock units for 391,771 shares of our common stock issuable within 60 days of September 1, 2023. Dr. Young is the Chief Executive Officer and Managing Member of CorLyst. Dr. Young disclaims beneficial ownership of a portion of CorLyst shares.

(7) Consists of 27,955 shares of common stock held directly by Mr. Baluch.

(8) Consists of 14,407 shares of common stock held directly by Mr. Neal.

(9) Consists of 53,113 shares of common stock held directly by Ms. Pannu.

(10) Consists of (i) 16,693 shares of common stock held directly by Mr. Thompson; (ii) 123,849 shares of common stock held directly by the Thompson Family Trust, of which Mr. Thompson is a trustee and has investment and disposition power over the shares of common stock; and (iii) stock options for the purchase of 2,068 shares of common stock exercisable within 60 days of September 1, 2023.

(11) Consists of (i) 56,729 shares of common stock held directly by Mr. Yorke; (ii) the shares held by the Richland Fund, LLC which total 519,890 shares; and (iii) stock options for the purchase of 2,068 shares of common stock exercisable within 60 days of September 1, 2023. Justin Yorke is a manager of the Richland Fund, LLC.

(12) CorLyst is the beneficial holder of 1,129,331 shares. This beneficial ownership is allocated in the above table as follows: Dr. Young-related entities – 458,400 shares; Dr. Bigora – 133,353 shares; Ms. Guy – 166,691 shares; and other stockholders – 370,887 shares.

(13) Although Dr. Young confers with all other members or parties associated with CorLyst, Dr. Young has voting and investment control of this entity.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action by the stockholders at our next annual meeting, which will be our 2024 annual meeting, must satisfy the requirements set forth in the advance notice provision under our bylaws. To be timely submitted for our 2024 annual meeting but not included in the Company’s proxy statement, any such proposal must be delivered in writing to our Corporate Secretary at the principal executive offices of the Company no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to June 27, 2024 (the one year anniversary of the preceding year’s annual meeting.)

Any stockholder proposal intended to be included in the Company’s proxy statement for the 2024 annual meeting must also satisfy Rule 14a-8 of the Exchange Act and be received no later than January 2, 2024. If the date of the 2024 annual meeting is moved by more than 30 days from the first anniversary of the Annual Meeting, then notice must be received within a reasonable time before we begin to print and send proxy materials.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our stockholders may contact our Board by regular mail to Wendy Guy, our Corporate Secretary at 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076. All communications will be reviewed by management and then forwarded to the appropriate director or directors or to the full Board, as appropriate.

OTHER MATTERS

The Board knows of no matter to be brought before the Special Meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the Special Meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

By Order of the Board of Directors,

/s/ George Ng
George Ng
Chief Executive Officer

Hanover, Maryland
October 5, 2023

APPENDIX A

FORM OF Certificate of Amendment

to the

fourth AMENDED AND RESTATED certificate of incorporation

of

Processa pharmaceuticals, inc.

Processa Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 27, 2017, as amended on October 23, 2017, August 8, 2019, December 23, 2019, June 25, 2020, January 1, 2022, and June 27, 2023 (the “Certificate of Incorporation”).

2. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Certificate of Incorporation and declaring said amendment to be advisable. The Certificate of Amendment amends the Certificate of Incorporation as follows:

(a)	Section A of the Certificate of Incorporation setting forth the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation is hereby supplemented by addition of the following paragraphs as new subsection 5 under “A. Common Stock”:

5. Reverse Stock Split. Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified into a different number of shares of Common Stock (the “New Common Stock”) such that each [number to be determined from five to thirty] shares of Old Common Stock shall, at the Effective Time, be automatically reclassified into one share of New Common Stock. From (the “Reverse Stock Split”) and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to the immediately preceding sentence. No fractional shares of Common Stock shall be issued as a result of such reclassification. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio of the Reverse Stock Split, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares rounded up to the nearest whole number and, accordingly, no money will be paid for a fractional share.

From and after the Effective Time, the term “New Common Stock” as used in this Section shall mean the Common Stock as provided in this Certificate of Incorporation, as amended and as further amended by this Certificate of Amendment. The par value of the New Common Stock shall be $0.0001 per share.

3. The requisite stockholders of the Corporation have duly approved this Certificate of Amendment in accordance with Section 242 of the DGCL.

4. This Certificate of Amendment shall be effective at 5:00 p.m. Eastern Time on ●, 2023.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as of the date set forth below.

Dated: ●, 2023	PROCESSA PHARMACEUTICALS, INC.

By:
	Name:	James Stanker
	Title:	Chief Financial Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PROCESSA PHARMACEUTICALS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Eastern Time, on November 13, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

Please mark your votes like this X

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The 2023 Proxy Statement and the 2022 Annual Report to Stockholders are available at: https://www.cstproxy.com/processapharmaceuticals/sm2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROCESSA PHARMACEUTICALS, INC.

The undersigned appoints George Ng and Wendy Guy, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of 24,606,474 held of record by the undersigned at the close of business on September 25, 2023 at the Special Meeting of Stockholders of Processa Pharmaceuticals, Inc. to be held on November 14, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on reverse side)